Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2013

SECOND QUARTER RESULTS

CHICAGO, August 26, 2013. Claire’s Stores, Inc. (the “Company”) is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids. The Company today reported its financial results for the fiscal 2013 second quarter, which ended August 3, 2013.

Second Quarter Results

The Company reported net sales of $366.7 million for the fiscal 2013 second quarter, an increase of $7.1 million, or 2.0% compared to the fiscal 2012 second quarter. The increase was attributable to new store sales and a favorable foreign currency translation effect on the Company’s non-U.S. net sales. This was partially offset by the effect of store closures and decreased shipments to franchisees. Net sales would have increased 1.3% excluding the impact from foreign currency exchange rate changes.

Consolidated same store sales decreased 0.1%, which included a 1.1% increase in North America and a 2.0% decrease in Europe. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates.

Gross profit percentage increased 10 basis points to 50.6% during the fiscal 2013 second quarter versus the comparable prior year quarter. The improvement consisted of a 60 basis point increase in merchandise margin and a 10 basis point decrease in buying costs, partially offset by a 60 basis point increase in occupancy costs. The increase in occupancy costs, as a percentage of net sales, was primarily due to normal rent increases, which were not offset by an increase in same store sales.

Selling, general and administrative expenses increased $6.1 million, or 5.1%, compared to the fiscal 2012 second quarter. As a percentage of net sales, selling, general and administrative expenses increased 100 basis points versus the comparable prior year quarter. Of the increase, $0.7 million was caused by changes in the foreign currency exchange rates. The remainder of the increase was primarily the result of compensation-related expenses, such as store payroll and non-cash stock-based compensation.

Adjusted EBITDA in the fiscal 2013 second quarter was $62.3 million compared to $62.2 million in the fiscal 2012 second quarter. The fiscal 2013 second quarter Adjusted EBITDA would have been $1.7 million higher without the one-time investments in newly launched stores in China as well as the Company’s recently launched e-commerce platforms for Europe, the Icing Brand in North America, and Claire’s in Canada. The effect of foreign currency exchange rate changes was a $0.9 million benefit. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, and asset impairments. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other non-cash and other items. Net loss for the fiscal 2013 second quarter was $20.7 million. A reconciliation of net loss to Adjusted EBITDA is attached.

As of August 3, 2013, cash and cash equivalents were $73.8 million and the Company’s Revolving Credit Facility was undrawn. In the fiscal 2013 second quarter, the Company issued $320.0 million aggregate principal amount of 7.75% Senior Notes due 2020. The Company used the net proceeds from these notes, together with cash on hand, of $467.8 million to redeem all of the outstanding Senior Fixed Rate Notes and the Senior Toggle Notes, due in 2015, at par plus accrued interest and to pay transaction fees.

The fiscal 2013 second quarter cash balance decrease of $169.0 million from the fiscal 2013 first quarter consisted of reductions of $147.8 million from financing activities related to the redemptions of the Senior Fixed Rate Notes and Senior Toggle Notes, $37.4 million of cash interest, $21.7 million of capital expenditures, $17.2 million from seasonal working capital uses and other items, $7.2 million of tax payments, partially offset by $62.3 million of Adjusted EBITDA.

Store Count as of:	August 3, 2013	February 2, 2013	July 28, 2012
North America	1,914	1,921	1,940
Europe	1,169	1,161	1,134
China	11	3	—

Subtotal Company-Owned	3,094	3,085	3,074

Franchise	414	392	376

Total	3,508	3,477	3,450

Conference Call Information

The Company will host its second quarter conference call on August 27, 2013 at 10:00 am. (EDT). To connect, please dial 888-790-4233 (domestic) or 210-839-8201 (international). The password is “Claires.” A replay will be available through September 27, 2013, by dialing 800-945-7474 (domestic) or 203-369-3953 (international). The password is 84965. The conference call will also be webcast and archived until September 27, 2013 on the Company’s corporate website at www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or to download as an MP3 file.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its two store concepts: Claire’s® and Icing®. As of August 3, 2013, Claire’s Stores, Inc. operated 3,094 stores in North America, Europe, and China. The Company also franchised 414 stores in 25 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through new channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our store base in North America, Europe or China or expand our international franchising operations; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in North America, Europe, China or other international laws governing the sale of our merchandise, particularly regulations relating to heavy metals and chemical content in our merchandise; changes in anti-bribery laws; changes in general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013 filed with the SEC on April 3, 2013. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

Leslie Loyet, Manager of Investor Relations and Corporate

Phone: (847) 765-4610, or E-mail, leslie.loyet@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

SECOND FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	August 3, 2013	July 28, 2012
Net sales	$366,703	$359,617
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	180,973	177,866

Gross profit	185,730	181,751

Other expenses:
Selling, general and administrative	126,448	120,329
Depreciation and amortization	16,153	15,475
Severance and transaction-related costs	889	1,144
Other (income) expense, net	(2,082)	149

	141,408	137,097

Operating income	44,322	44,654
Loss on early debt extinguishment	3,121	—
Interest expense, net	57,755	48,879

Loss before income tax expense	(16,554)	(4,225)
Income tax expense	4,118	3,048

Net loss	$(20,672)	$(7,273)

YEAR TO DATE

	Six Months	Six Months
	Ended	Ended
	August 3, 2013	July 28, 2012
Net sales	$720,709	$700,234
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	359,539	351,869

Gross profit	361,170	348,365

Other expenses:
Selling, general and administrative	251,835	238,911
Depreciation and amortization	31,778	32,190
Severance and transaction-related costs	1,804	1,197
Other (income) expense, net	(1,158)	580

	284,259	272,878

Operating income	76,911	75,487
Loss on early debt extinguishment	4,795	4,602
Interest expense, net	115,974	95,901

Loss before income tax expense	(43,858)	(25,016)
Income tax expense	3,398	2,178

Net loss	$(47,256)	$(27,194)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	August 3, 2013	February 2, 2013
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$73,798	$166,956
Inventories	174,247	157,549
Prepaid expenses	21,050	19,701
Other current assets	27,109	29,621

Total current assets	296,204	373,827

Property and equipment:
Furniture, fixtures and equipment	246,766	234,209
Leasehold improvements	328,036	312,789

	574,802	546,998
Less accumulated depreciation and amortization	(345,351)	(325,618)

	229,451	221,380

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(3,160)	(2,708)

	14,895	15,347

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $61,340 and $57,672, respectively	542,877	547,433
Deferred financing costs, net of accumulated amortization of $34,980 and $27,156, respectively	43,402	41,381
Other assets	50,475	49,848

	2,186,810	2,188,718

Total assets	$2,727,360	$2,799,272

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$72,972	$73,445
Income taxes payable	2,134	10,508
Accrued interest payable	70,631	68,254
Accrued expenses and other current liabilities	85,355	99,529

Total current liabilities	231,092	251,736

Long-term debt	2,379,869	2,373,366
Obligation under capital lease	17,181	17,232
Deferred tax liability	119,795	120,968
Deferred rent expense	29,996	29,859
Unfavorable lease obligations and other long-term liabilities	17,644	20,551

	2,564,485	2,561,976

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	618,939	618,403
Accumulated other comprehensive (loss) income, net of tax	(3,784)	3,273
Accumulated deficit	(683,372)	(636,116)

	(68,217)	(14,440)

Total liabilities and stockholder’s deficit	$2,727,360	$2,799,272

Net Loss Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net income (loss), adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended August 3, 2013	Three Months Ended July 28, 2012	Six Months Ended August 3, 2013	Six Months Ended July 28, 2012
Net loss	$(20,672)	$(7,273)	$(47,256)	$(27,194)
Income tax expense	4,118	3,048	3,398	2,178
Interest expense	57,766	48,913	116,005	95,965
Interest income	(11)	(34)	(31)	(64)
Depreciation and amortization	16,153	15,475	31,778	32,190
Loss on early debt extinguishment	3,121	—	4,795	4,602
Stock compensation, book to cash rent, intangible amortization (a)	1,060	(823)	2,024	114
Management fee, consulting expense (b)	750	920	1,500	2,135
Other (c)	25	1,968	2,836	2,787
Adjusted EBITDA	$62,310	$62,194	$115,049	$112,713

a)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.
b)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners, and consulting expenses.
c)	Includes: non-cash losses on property and equipment associated with remodels, relocations and closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; and severance and transaction related costs.